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                      FMC Corporation (FMC Technologies)             Exhibit 99b
                             Business Segment Data
                                Pro Forma Basis
                     (In millions, except per share data)

                                                                           2000                                      2001
                                              ---------------------------------------------------------------      ---------
                                                  Q1             Q2           Q3          Q4        Full Year          Q1
                                              ------------   ----------   ---------   ---------     ---------      ---------
Revenue:
Energy Production Systems                     $   178.2      $   169.3    $  150.8    $   169.6     $   667.9      $   157.9
Energy Processing Systems                          78.3           86.3        93.7        112.4         370.7           89.1
Intercompany eliminations                          (0.1)          (0.2)       (0.6)        (0.4)         (1.3)          (0.2)
                                              ----------     ----------   --------    ---------     ---------      ---------
    Subtotal Energy Systems                       256.4          255.4       243.9        281.6       1,037.3          246.8
FoodTech                                          124.8          172.7       144.6        131.2         573.3          108.5
Airport Systems                                    60.7           67.9        65.0         73.6         267.2           74.7
Intercompany eliminations                           0.0           (0.6)       (0.9)        (1.1)         (2.6)          (0.6)
                                              ----------     ----------   --------    ---------     ---------      ---------
    Total Revenue                             $   441.9      $   495.4    $  452.6    $   485.3     $ 1,875.2      $   429.4
                                              ==========     ==========   ========    =========     =========      =========

Income from continuing operations:
Energy Production Systems                     $     9.7      $    13.4    $   11.8    $    10.6     $    45.5      $     5.6
Energy Processing Systems                           1.3            7.0         5.9         12.7          26.9            3.4
                                              ----------     ----------   --------    ---------     ---------      ---------
    Subtotal Energy Systems                        11.0           20.4        17.7         23.3          72.4            9.0
FoodTech                                           10.5           17.6        10.0         15.7          53.8            3.5
Airport Systems                                     1.6            5.3         4.6          3.7          15.2            5.9
                                              ----------     ----------   --------    ---------     ---------      ---------
    Total segment operating profit                 23.1           43.3        32.3         42.7         141.4           18.4
Corporate expenses (A)                             (8.4)          (8.4)       (8.4)        (8.5)        (33.7)          (8.1)
Other expense, net (B)                             (1.8)           0.2         1.2         (1.1)         (1.5)          (0.7)
Net interest income (expense) (C)                  (4.6)          (4.6)       (4.6)        (4.6)        (18.3)          (4.6)
                                              ----------     ----------   --------    ---------     ---------      ---------
Total income from continuing operations
    before income taxes                             8.3           30.5        20.5         28.5          87.9            5.0
Income tax expense (D)                             (2.2)          (8.2)       (5.5)        (7.7)        (23.7)          (1.4)
                                              ----------     ----------   --------    ---------     ---------      ---------
Income from continuing operations
    after income taxes                        $     6.1      $    22.3    $   15.0    $    20.8     $    64.2      $     3.7
                                              ==========     ==========   ========    =========     =========      =========

EPS (E)                                       $    0.09      $    0.34    $   0.23    $    0.31     $    0.97      $    0.06
                                              ==========     =========    ========    =========     =========      =========
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(A)  Corporate expenses primarily include staff expenses.

(B) Other expense, net consists of all other corporate items, including LIFO inventory adjustments and pension income or expense.

(C)  Pro forma interest expense - $305 million at 6% interest rate.

(D)  Income tax rate constant at 27%.

(E)  Diluted shares outstanding constant at 66.2 million.

Note: Analysis excludes the impact of special charges and the cumulative effect of a change in accounting principle.